As filed with the Securities and Exchange Commission on September 10, 1999
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

                          8555 Baxter Place, Suite 105
                            Burnaby, British Columbia
                                 Canada V5A 4V7
                                 (604) 415-6000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ---------------------------


          Delaware                                             94-2925073
-------------------------------                         ----------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)


                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                                    Copy to:

                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                           ---------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------- ----------------------- ------------------------ ----------------------------- -------------------
                                                             Proposed Maximum
     Title of Each Class of               Amount            Offering Price Per      Proposed Maximum Aggregate        Amount of
  Securities to be Registered      to be Registered (1)          Unit (2)               Offering Price (2)        Registration Fee
--------------------------------- ----------------------- ------------------------ ----------------------------- -------------------
Common Stock, $.001 par value           3,597,123                 $93.06                   $334,748,266                $93,060
--------------------------------- ----------------------- ------------------------ ----------------------------- -------------------

(1) Includes 87,290 shares of common stock issuable upon exercise of warrants by selling stockholders identified in this prospectus.
(2) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of PMC's common stock on September 2, 1999 as quoted on the Nasdaq National Market.


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------



                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                                3,597,123 SHARES


                                PMC-SIERRA, INC.

                                  COMMON STOCK

         Of the 3,597,123 shares of our common stock being offered, the selling stockholders are selling all the shares. Up to 87,290 of those shares are issuable to selling stockholders identified in this prospectus upon exercise of warrants. The shares were issued to the selling stockholders on August 27, 1999 in connection with the merger of Pyrenees Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of PMC-Sierra, Inc., with and into Abrizio Inc., a California corporation, pursuant to an Agreement and Plan of Reorganization dated August 24, 1999 among PMC, Pyrenees Acquisition Corporation and Abrizio. The issuance of the shares was pursuant to an exemption from the registration requirements of the Securities Act of 1933. The shares are being registered under the Securities Act in order to permit the public resale or other distribution of the shares.

         The shares may be sold or distributed from time to time by or for the account of the selling stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. PMC will not receive any portion of the proceeds from the sale of the shares offered hereby and will bear certain expenses incident to their registration. See "Selling Stockholders" and "Plan of Distribution."



         Our common stock is quoted on the Nasdaq National Market under the symbol "PMCS." On September 9, 1999, the last reported sale price of our common stock was $106.06 per share.



         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED ON PAGE 3 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 1999

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PMC, PYRENEES ACQUISITION CORPORATION, ABRIZIO OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF PMC SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         PMC files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy and information statements and other information concerning PMC at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. You can also obtain copies of such material from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         This prospectus is part of the Registration Statement on form S-3 that PMC filed with the commission to register shares of its common stock. This prospectus does not contain all of the information set forth in the Registration Statement. Statements in this prospectus concerning the provisions of certain documents are not necessarily complete because reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of Nasdaq referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by PMC with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this prospectus:

         1. PMC's Annual Report on Form 10-K for the fiscal year ended December 27, 1998;

         2.  the Proxy Statement for PMC's 1999 Annual Meeting of Stockholders;

         3. PMC's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1999 and June 27, 1999;

         4. PMC's Current Reports on Form 8-K dated August 25, 1999 and September 3, 1999, as amended;

         5. the description of our common stock in our Quarterly Report on 10-Q for the quarter ended June 27, 1999; and

         6. all reports, definitive proxy statements and other documents filed by PMC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         Any statement contained in a document or information incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes it. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         PMC WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PMC-SIERRA, INC., 8555 BAXTER PLACE, SUITE 105, BURNABY, BRITISH COLUMBIA, CANADA V5A 4V7. PMC'S TELEPHONE NUMBER AT THAT LOCATION IS (604) 415-6000.

                                   THE COMPANY

         PMC was incorporated in the State of California in 1983 and reincorporated into the State of Delaware in 1997. All references to "PMC", "we" or "us" are to PMC-Sierra, Inc. and include its subsidiaries, unless the context requires otherwise. Our principal executive office is located at 105-8555 Baxter Place, Burnaby, B.C., Canada V5A 4V7. Our telephone number at that location is
(604) 415-6000. Our Common Stock trades on the Nasdaq National Market under the symbol "PMCS."

         We design, develop, market and support high-performance semiconductor networking solutions. Our products are used in the high speed transmission and networking systems which are being used to restructure the global telecommunications and data communications infrastructure.

         We provide components for equipment based on Asynchronous Transfer Mode ("ATM"), Synchronized Optical Network ("SONET"), Synchronized Digital Hierarchy ("SDH"), T1/E1/J1 and T3/E3/J2 access transmission and Ethernet protocols. Our networking products adhere to international standards and are sold on the merchant market to over 100 customers either directly or through our worldwide distribution channels.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Some statements and information in this Registration Statement constitute "forward-looking statements" within the meaning of the federal securities laws. Our results, performance, or achievements may be materially different from those expressed or implied by such forward-looking statements. Our forward-looking statements include projections related to trends in markets, long and short term revenues and gross margins. They also include projections related to expenditures on research and development, marketing, general and administrative expense, new accounting pronouncements and the year 2000 issue along with the impact of these issues. We may not nor are we obligated to, release revisions to forward-looking statements to reflect subsequent events.

                                  RISK FACTORS

         An investment in the shares involves a high degree of risk. In addition to the other information contained in this Registration Statement, before purchasing the shares, prospective investors should carefully consider the risk factors described as "Factors That You Should Consider Before Investing In PMC-Sierra" in our Quarterly Report on Form 10-Q for the quarter ended June 27, 1999 and in other documents subsequently filed with the Commission pursuant to
Section 13 or 15 of the Exchange Act.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares but will pay all expenses related to the registration of the shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

         The shares of the common stock are to be offered for the account of the selling stockholders. The following table sets forth the name of each selling stockholder and the aggregate number of shares of common stock registered hereby that each selling Stockholder may offer and sell pursuant to this prospectus. All of the shares offered are issued and outstanding as of the date of this prospectus other than 87,290 shares of common stock issuable upon exercise of warrants by selling stockholders identified in the prospectus. Because the selling stockholders may sell or distribute all or a portion of the shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of common stock that each selling Stockholder may retain upon completion of this offering. As of the date of this prospectus, shares beneficially owned by Anders Swahn, Nick McKeown, Shang-Tse Chuang, Gregory Charles Adam Watson, Constantine Calamvokis, Rolf Muralt, Steven C. Lin, Saroj Behera, Leo Quilici, Zubair Hussain, Gireesh Shrimali and Leo P. Quillici currently serve as employees or consultants of Abrizio.

                                                                                      Shares to be Offered for the
                              Selling Stockholder                                        Selling Stockholder
--------------------------------------------------------------------------------    ----------------------------

Anders Swahn                                                                                    632,145

Nick McKeown                                                                                    632,145

Stanford University                                                                              58,699

Frank Marshall                                                                                    9,482

Fenwick & West LLP                                                                                7,525

Shang-Tse Chuang                                                                                 11,128

Gregory Charles Adam Watson                                                                      11,852

Constantine Calamvokis and Alison Lang, Community Property                                        7,901

Rolf Muralt                                                                                       6,848

Steven C. Lin and Robin A. Lin, Community Property                                                6,848

Saroj Behera                                                                                     22,125

Leo Quilici                                                                                       9,218

Zubair Hussain                                                                                   34,767

Gireesh Shrimali                                                                                  4,741

Benchmark Capital                                                                               903,064

Sequoia Capital VIII                                                                            818,446

Sequoia International Technology Partners VIII                                                   10,385

Sequoia International Technology Partners VIII (Q)                                               54,183

CMS Partners LLC                                                                                 18,061

Sequoia 1997                                                                                      1,987

F&W Investments 1998                                                                              7,675

Michael Dowling                                                                                     601

Soleil Moscona                                                                                    4,515

Dorothy Keggi                                                                                     3,010

Jim Salvatore                                                                                     3,010

Patrick A. McKeown                                                                                2,257

Jeremy P. McKeown                                                                                 1,354

Alistair J. McKeown                                                                                 903

Hanh V. Le and Thien-Hoa T. Truong                                                                2,408

Dew T. Le and Michael F. Dawson                                                                     903

Nho T.T. LeHinds and Roger E. LeHinds                                                               451

Sean Nhan                                                                                           903

Trang T. Rowe and David Rowe                                                                      1,053

Nga T. Le and Mark S. Wolter                                                                      1,053

Allied Telesis KK (1)                                                                            30,808

Timark LP                                                                                        52,978

Leo P. Quilici Pension and Profit Sharing Plan dated 12/28/90 (2)                                13,829

Hennessy 1993 Revocable Trust (3)                                                                18,353

Ron Schmidt  (4)                                                                                 45,883

Reed Hastings (5)                                                                                45,883

Morgan Littlewood (6)                                                                            22,941

Carmelo Santoro, Trustee, The Carmelo J. and Nancy J. Santoro Family Trust,
July 13, 1990                                                                                    52,226

VLLI (7)                                                                                         22,576

TOTAL                                                                                         3,597,123

----------------------------------------------------------------------
(1) Includes 15,050 shares issuable  upon exercise of warrants.
(2) Includes 6,019 shares issuable upon exercise of warrants.
(3) Includes 6,020 shares issuable upon exercise of warrants.
(4) Includes 15,050 shares issuable upon exercise of warrants.
(5) Includes 15,050 shares issuable upon exercise of warrants.
(6) Includes 7,525 shares issuable upon exercise of warrants.
(7) Includes 22,576 shares issuable upon exercise of warrants.


                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by or for the account of the selling stockholders. The selling stockholders will act independently of PMC in making decisions with respect to their respective sales of the shares.

         The selling stockholders may sell or distribute some or all of the shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales.

         The selling stockholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither PMC nor the selling stockholders can presently estimate the amount of such compensation. PMC knows of no existing arrangements between any selling Stockholder and any other selling Stockholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders.
All of the foregoing may affect the marketability of the Common Stock.

         PMC will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for PMC by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                     EXPERTS

         The consolidated financial statements of PMC-Sierra, Inc. at December 31, 1998, for the two years in the period then ended, and at December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, and for the year ended December 31, 1996, by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).

Securities and Exchange Commission Filing Fee                        $93,060

Nasdaq Additional Listing Fee                                        $17,500

Printing and Engraving Expenses                                      $10,000

Legal Fees and Expenses                                              $15,000

Accounting Fees and Expenses                                           -

Blue Sky Fees and Expenses                                             -

Transfer Agent and Registration Fees                                  $5,000

Miscellaneous expenses                                                $1,440

Total                                                               $142,000

--------------------------------------------------
(1) All of such expenses, other than the filing fee for the Commission and additional listing fee for Nasdaq, are estimates and are subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of PMC eliminates the liability of directors to PMC for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to PMC or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve PMC or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         PMC's Bylaws provide that PMC shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. PMC believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. PMC's Bylaws also permit PMC to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether PMC would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. PMC currently has secured such insurance on behalf of its officers and directors.

         PMC has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in PMC's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify PMC's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of PMC, arising out of such person's services as a director or officer of PMC, any subsidiary of PMC or any other company or enterprise to which the person provides services at the request of PMC.

ITEM 16.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:


NUMBER              EXHIBIT DESCRIPTION
------              -------------------

5.1                 Opinion of Counsel as to the validity of the Shares.
23.1                Consent of Counsel (included in Exhibit 5.1 above).
23.2                Consent of Ernst & Young LLP.
23.3                Consent of Deloitte & Touche LLP.
24.1                Power of Attorney (see page II-4).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on September 10, 1999.

                                   PMC-SIERRA, INC.

                                   By: /s/ Robert L. Bailey
                                       ----------------------------------
                                       Robert L. Bailey, President and
                                       Chief Executive Officer (Principal
                                       Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                               Title                                           Date
        ---------                               -----                                           ----


/s/ Robert L. Bailey                President, Chief Executive Officer (Principal         September 10, 1999
--------------------------          Executive Officer) and Director
Robert L. Bailey

/s/ John Sullivan                   Vice President, Finance (Principal Financial          September 10, 1999
--------------------------          and Accounting Officer)
John Sullivan

/s/ Alexandre Balkanski             Director                                              September 9, 1999
--------------------------
Alexandre Balkanski

/s/ Colin Beaumont                  Director                                              September 10, 1999
--------------------------
Colin Beaumont

/s/ James V. Diller                 Chairman of the Board of Directors                    September 9, 1999
--------------------------
James V. Diller

/s/ Frank J. Marshall               Director                                              September 9, 1999
--------------------------
Frank J. Marshall


                                  EXHIBIT INDEX


NUMBER                EXHIBIT DESCRIPTION
------                -------------------

5.1                   Opinion of Counsel as to the validity of the Shares.

23.2                  Consent of Ernst & Young LLP

23.3                  Consent of Deloitte & Touche LLP